EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

Shareholder and Partners
Flournoy Properties Group:

We consent to incorporation by reference in the joint registration statement on Form S-3 of Mid-America Capital Partners, L.P. and Mid-America Finance, Inc. and on Form S-11 of Mid-America Mortgage Trust, 1998-1, of our report dated May 5, 1997, except for note 9, which is as of September 17, 1997, with respect to the combined balance sheets of Flournoy Properties Group as of December 31, 1996 and 1995, and the related combined statements of operations, partners' and owners' deficit and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Mid-America Apartment Communities, Inc. dated September 17, 1997, as amended. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

                                                           KPMG Peat Marwick LLP
Atlanta, Georgia
February 9, 1998